Exhibit 10.24

Exclusive Technology Consulting and Service Agreement

This Exclusive Technology Consulting and Service Agreement (hereinafter referred to as “this Agreement”) is entered into by and between the following Parties on January 30, 2019:

Party A: Beijing Melo Technology Co., Ltd., with its domicile at Room 1406-016, 14/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing, its legal representative is Zheng Han.

Party B: Beijing Weixue Tianxia Education Technology Co., Ltd., with its residence at Room 205, 2nd Floor, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing, and its legal representative is Guohang Wang.

In this Agreement, “Party A” and “Party B” shall be collectively referred to as “the Parties”, and individually, “either Party”.

Whereas:

1.                  Party A is a wholly foreign-owned limited liability company duly incorporated and existing under the laws of the People’s Republic of China, having the resources to provide technologyconsulting and services;

2.                  Party B is a domestic limited liability company duly incorporated under the laws of the People’s Republic of China; and

3.                  Party A agrees to provide technology consulting and related services to Party B, and Party B agrees to accept the technology consulting and services provided by Party A.

Therefore, the Parties, upon amicable negotiation, reach the following Agreement based on the principle of equality and mutual benefit:

I.                       Consulting and Services: Sole and Exclusive Interests

During the term of this Agreement, Party A agrees to provide Party B with relevant technology consulting and services (see Schedule 1 for details) as Party B’s exclusive provider of technology consulting and services under the terms of this Agreement. Party A and Party B agree that during the term of this Agreement, the Parties may, directly or by their respective affiliates, enter into any other technical services agreement or consulting agreement, stipulating the contents, methods, staffing and fees of certain technical services and consulting services.

Party B agrees to accept the technology consulting and services provided by Party A during the term of this Agreement. Taking into account the value of the technology consulting and services provided by Party A and the good cooperation between the Parties, Party B further agrees that it will not accept any technology consulting and services provided by any third party in respect to the business scope of this Agreement during the term of this Agreement without Party A’s prior written consent.

1.              Party A may, at its sole discretion, subcontract to any third party part of the services to be provided to Party B hereunder.

2.              Party A shall have the sole and exclusive right and interest to and in any right, title, interest and intellectual property arising from the performance of this Agreement (including but not limited to copyright, patent, know-how, trade secret, etc.), whether developed by Party A, developed by Party B based on Party A’s any intellectual property or developed by Party A based on Party B’s any intellectual property, and Party B may not claim any right or interest from Party A, including, but not limited to, any title and intellectual property.

3.              If, however, such development is conducted by Party A based on Party B’s any intellectual property, Party B shall warrant that there are no defects in such intellectual property, otherwise Party B shall be liable for any loss incurred by Party A. If Party A is therefore held liable for any compensation to any third party, Party A may, upon making such compensation, recover from Party B for all its losses.

4.              Considering the good cooperation between the Parties, Party B undertakes that it shall obtain Party A’s consent if it intends to carry out any business cooperation with any other enterprise, and Party A or any of its affiliated companies shall have priority right to cooperate under the same conditions.

II.                  Calculation and Payment of Fees for Technology Consulting and Service (hereinafter referred to as “Service Fees”)

1.              The Parties agree that the service fees (taxes included) shall be determined and paid by the method set out in Schedule 2.

2.              If Party B fails to pay service fees and other fees as specified herein, Party B shall pay the liquidated damages at the rate of 0.05% for each day to Party A in respect to the outstanding amount.

3.              Party A may, at its costs, appoint any of its employees or any certified public accountant from China or any other country (hereinafter referred to as a “Party A’s authorized representative”) to inspect Party B’s accounts for the purpose of verifying the calculation method for and amount of the service fees. For this purpose, Party B shall provided any of Party A’s authorized representatives with the documents, accounts, records, data, etc. requested by him/her to allow him/her to audit Party B’s accounts and determine the amount of the service fees. Unless there is any material error, the amount of the service fees shall subject to that determined by any of Party A’s authorized representatives.

4.              The service fees paid by Party B to Party A hereunder shall be a tax-included amount, and any included taxes shall be paid and borne by Party B.

5.              Unless otherwise agreed on by the Parties, the service fees paid by Party B to Party A hereunder shall be paid without any deduction or offset (e.g. bank charges, etc.).

6.              Furthermore, Party B shall pay Party A the actual expenses incurred by Party A in connection with the provision of consulting and services hereunder in addition to the service fees, including but not limited to travel expenses, transportation expenses, printing costs and postage.

7.              Party B shall indemnify and hold harmless Party A from any loss, damage, liability or cost incurred by any action, claim, or other demand against Party A arising from or caused by the consulting and services provided by Party A at Party B’s request, unless such loss, damage, liability or cost is incurred by Party A’s gross negligence or wilful misconduct.

III.             Representations and Warranties

1.              Party A hereby represents and warrants as follows that:

(1)         Party A is a wholly foreign-owned limited liability company duly incorporated and validly existing under Chinese law.

(2)         In performing this Agreement within the scope of its corporate power and business, Party A has taken the necessary corporate actions and made the proper authorization, and has obtained the necessary consent and approval from any third party and government authority, without violating any legal or contractual restriction binding on it or affecting it.

(3)         Upon execution, this Agreement shall constitute a legal instrument which is legitimate, valid, binding and enforceable for Party A.

2.              Party B hereby represents and warrants as follows that:

(1)          Party B is a limited liability company duly incorporated and validly existing under Chinese law.

(2)          In performing this Agreement within the scope of its corporate power and business, Party B has taken the necessary corporate actions and made the proper authorization, and has obtained the necessary consent and approval from any third party and government authority, without violating any legal or contractual restriction binding on it or affecting it.

(3)          Upon execution, this Agreement shall constitute a legal instrument which is legitimate, valid, binding and enforceable for Party B.

IV.              Liability for Breach of Contract

1.              Unless otherwise provided in this Agreement, either Party’s failure in full performance or suspension of performance of its obligations hereunder, and its failure in remedying the above actions within thirty (30) days as of the date of receipt of the notice from the other Party, or its representations and warranties being untrue, inaccurate or incomplete, shall constitute a breach of contract.

2.              If either Party hereto violates this Agreement or any representation and warranty made by it herein, the non-breaching Party may, by written notice to the breaching Party requesting it to remedy the breach within ten (10) days as of the date of receipt of the notice, take appropriate measures to avoid the damage in an effective and timely manner, and perform this Agreement specifically.

3.              In the case of any costs, liabilities or losses incurred by the other Party (including but not limited to any loss of profit of the company) due to either Party’s breach of this Agreement, the breaching Party shall compensate the non-breaching Party for any of the above costs, liabilities or losses (including but not limited to attorney’s fees and interest paid or incurred due to the breach). The total amount of compensation paid by the breaching Party to the non-breaching Party shall be equivalent to the losses caused by the breach, and the above compensation shall include the interest to be obtained by the non-breaching Party due to its performance, provided that the compensation shall not exceed the reasonable expectation of the Parties hereto.

4.              In the case of any claim made by any person due to Party B’s non-compliance with Party A’s instructions, its improper use of Party A’s intellectual property or its improper technical operation, Party B shall be solely liable. If Party B discovers that any person uses Party A’s intellectual property without lawful authorization, Party B shall promptly notify Party A and cooperate with Party A in any action taken by Party A.

5.              If both Parties violate this Agreement, either Party shall determine the amount of compensation to be paid by it to the extent of its breach.

V.                   Taxes and Fees

The taxes and fees incurred by either Party’s performance of this Agreement shall be borne by the Party as specified in the provisions of the relevant laws.

VI.              Confidentiality

1.              The Parties agree that they shall make every effort to keep confidential the execution, terms and performance of this Agreement, as well as the confidential materials and information (hereinafter referred to as “Confidential Information”) of the other Party that either Party knows or accesses to in the performance of this Agreement, and shall not disclose, offer or transfer such confidential information to any third party without the prior written consent of the Party providing the Confidential Information.

2.              The above restrictions do not apply to:

(1)         Information that has become generally available to the public at the time of disclosure.

(2)         Information that has become generally available to the public upon disclosure not due to the fault of either Party hereto.

(3)         Information that either Party can prove to have been possessed prior to disclosure and not to be obtained directly or indirectly from the other Party.

(4)         The above-mentioned Confidential Information that either Party is obligated to disclose to the relevant government authority, stock exchange or the public in accordance with applicable laws and regulations, the rules of the stock exchange or the requirements of the supervisory authority or the court, or that either Party shall disclose to its legal counsel and financial counsel as required by its normal business.

3.              The Parties agree that these clauses will survive the change, rescission or termination of this Agreement.

VII.         Entry into Effect and Term

1.              This Agreement shall enter into effect on the execution date first mentioned herein upon affixing the Parties’ company seals on it.

2.              This Agreement shall remain in effect unless it is terminated prior to the expiration date as determined by Party A in writing or otherwise specified in Chinese law.

VIII.    Termination

1.              During the term of this Agreement, Party B may not terminate this Agreement prior to the expiration date unless Party A become bankrupt, is dissolved by law or otherwise terminated. If Party B terminates this Agreement prior to the expiration date without any reasonable cause, it shall compensate for all the losses incurred by Party A and pay the relevant service fees for the services completed.

2.              To the maximum extent permitted by Chinese law, if either Party’s business term expires during the term of this Agreement, that Party shall renew its business term in a timely manner to allow this Agreement to be valid and performed. If any application for renewal of the business term by either Party is not approved or consented by any competent authority, this Agreement shall terminate when that Party’s business term expires.

3.              Party A shall have the right to terminate this Agreement at any time by giving a thirty-day written notice to Party B and its shareholders.

4.              If, whether otherwise stipulated herein, Party A and Party B have not been sold as a whole to the designated third-party buyer (hereinafter referred to as “Potential Buyer”) as of June 30, 2020, and the final beneficial owners of Party A and Party B acquire the corresponding additional shares issued by the Potential Buyer to them, this Agreement shall terminate unless the Parties otherwise agree in writing in advance.

5.              This Agreement may be terminated by reaching the mutual agreement upon negotiation between the Parties.

IX.             Governing Law, Dispute Settlement and Changes of Law

1.              Governing Law

The execution, validity, performance and interpretation of this Agreement, as well as the settlement of disputes, shall be governed by Chinese law.

2.              Arbitration

In the event of any dispute between the Parties hereto over the interpretation and performance of the provisions hereunder, the Parties hereto shall settle the dispute in good faith through negotiation. If the Parties fail to reach an agreement on the dispute settlement within thirty (30) days upon either Party’s giving a written notice to the other Party requesting to settle the dispute through negotiation, either Party may refer the dispute in question to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then in force. The seat of arbitration shall be Beijing, and the language for the arbitration shall be Chinese. The arbitral award shall be final and binding on the Parties hereto. The provisions of this Article shall not be affected by the termination or rescission of this Agreement.

3.              Changes of Law

At any time after the date of this Agreement, in the case of the enactment or change of any Chinese laws, rules or regulations, or any change in the interpretation or application of such laws, rules or regulations, the following stipulations shall apply: (1) if the changes of law or newly enacted provisions are more favourable than the relevant laws, regulations, decrees or provisions in effect as of the date of this Agreement (and the other Party has not been seriously adversely affected) for either Party, the Parties shall promptly make an application to obtain any interest arising from the changes or the new provisions. The Parties shall make every effort to have the application approved; and (2) if the economic interest of either Party under this Agreement is directly or indirectly adversely affected by the above-mentioned changes of law or newly enacted provisions, this Agreement shall be performed specifically under the original provisions. The Parties shall obtain exemptions from compliance with such changes or provisions by all lawful means. If any adverse effect on the economic interest of either Party cannot be settled in accordance with the provisions of this Agreement, after the affected Party notifies the other Party, the Parties shall promptly negotiate and make all necessary amendments to this Agreement to maintain the economic interest of the affected Party under this Agreement.

X.                  Force Majeure

1.              “Force Majeure” means all events that cannot be controlled, foreseen, or even if foreseen but cannot be avoided by either Party hereto and that prevent that Party from performing all or part of its obligations hereunder. Such events include, but are not limited to, any strike, lock-out, explosion, shipwreck, natural disaster or public enemy act, fire, flood, sabotage, accident, war, riot, rebellion, and any other similar event.

2.              If any Force Majeure Event results in the failure of the affected Party in performing any of its obligations hereunder, the obligation hereunder failing to be performed shall be suspended within the duration of the Force Majeure Event, and its date of performance shall be automatically extended to the date when the Force Majeure Event ends, and the Party failing to perform its obligation shall not be subject to any penalty.

3.              The Party affected by force majeure shall promptly notify the other Party in writing and provide appropriate evidence of the occurrence of the Force Majeure Event and its duration. The Party affected by force majeure shall also make every reasonable effort to terminate the Force Majeure Event.

4.              In the case of any Force Majeure Event, the Parties shall immediately negotiate with each other to seek a just settlement and shall make every reasonable effort to minimize the adverse consequences of the Force Majeure Event.

5.              If the duration of the Force Majeure Event exceeds ninety (90) days and the Parties fail to reach an agreement on a just settlement, either Party shall have the right to terminate this Agreement. If this Agreement is terminated in accordance with the foregoing provisions, no new rights or obligations will be created for each Party, but the rights and obligations that have been created for each Party as of the termination of this Agreement shall not be affected by the termination hereof.

XI.             Miscellaneous Provisions

1.              Amendments to and Transfer of the Agreement

(1)         The Parties hereby acknowledge that this Agreement is a fair and reasonable agreement entered into by and between the Parties on the basis of equality and mutual benefit. If any discussions, negotiations and written agreements made between the Parties prior to the execution of this Agreement in respect to the contents covered by this Agreement are inconsistent with this Agreement, this Agreement shall prevail.

(2)         Any amendment, addition to or change in this Agreement shall be made in writing and shall enter into effect upon affixing the Parties’ company seals. Any amendment and addition hereto by the Parties shall be an integral part of this Agreement and have the same legal effect as this Agreement.

(3)         Party B shall not transfer its rights and obligations hereunder to any third party, unless it has obtained the prior written consent of Party A. Party A may transfer its rights and obligations hereunder to any of its affiliates without Party B’s consent, provided that the above-mentioned transfer is notified to Party B.

2.              Notice

It is required in this Agreement that any notice or other communication given by either Party shall be given in writing, written in Chinese, and sent by hand (including by express mail) or by registered airmail. All notices and communications shall be sent to the following addresses without written notice of changing the mailing address:

Party A: Beijing Melo Technology Co., Ltd.

Address: Heng-Space Room 315, Bldg. 1, No. 10, Jiuxianqiao Rd., Chaoyang District, Beijing

Party B: Beijing Weixue Tianxia Education Technology Co., Ltd.

Address: Heng-Space Room 315, Bldg. 1, No. 10, Jiuxianqiao Rd., Chaoyang District, Beijing

3.              Service of Notice

Notices and communications shall be deemed as served in accordance with the following provisions:

(1)         If by hand (including by express mail), on the date of acknowledge of receipt by the recipient.

(2)         If by registered mail, on the third day upon issuance of the receipt by the post office.

4.              Severability

Without prejudice to any other provisions of this Agreement, if any provision or part of this Agreement is determined to be invalid, illegitimate or unenforceable under Chinese law, or in violation of the public interest, the validity, legitimacy and enforceability of other provisions of this Agreement shall not be affected or impaired. The Parties shall negotiate in good faith to agree on a provision satisfactory to them in lieu of the invalid provision.

5.              Successor

This Agreement shall be equally binding on each Party’s legitimate successor and assignee.

6.              Waiver

Failure by either Party hereto in exercising or its delay in exercising any right hereunder shall not be deemed as a waiver, and the separate exercise of any right shall not prejudice the exercise of any other rights in the future.

7.              Language and Copies

This Agreement shall be concluded in Chinese and in duplicate, each of which shall be held by either Party, and both of which shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

(This page is only used as the signature page for the Exclusive Technology Consulting and Service Agreement.)

Party A: Beijing Melo Technology Co., Ltd.

/s/ Seal of Beijing Melo Technology Co., Ltd.

Party B: Beijing Weixue Tianxia Education Technology Co., Ltd.

/s/ Seal of Beijing Weixue Tianxia Education Technology Co., Ltd.